UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2015

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

First Lien Credit Agreement

On April 7, 2015, in conjunction with the acquisition described below, Katy Industries, Inc. (the “Company”), Continental Commercial Products, LLC, a Delaware limited liability company, 2155735 Ontario Inc., an Ontario corporation, CCP Canada Inc., an Ontario corporation, FTW Holdings, Inc., a Delaware corporation, and Fort Wayne Plastics, Inc., an Indiana corporation, wholly owned direct or indirect subsidiaries of the Company (the foregoing, including the Company, the “Borrowers”), and BMO Harris Bank N.A., as lender (“BMO”) entered into Amendment No. 1 to Credit and Security Agreement, dated April 7, 2015 (the “Closing Date”), among the Borrowers and BMO (“Amendment No. 1”) to amend that certain Credit and Security Agreement, dated February 19, 2014 (the “Original BMO Credit Agreement”), among the Borrowers and BMO (the Original Credit Agreement, as amended by Amendment No. 1, the “BMO Credit Agreement”) and to obtain the consent of BMO to the acquisition described below.

Pursuant to Amendment No. 1, the revolving credit facility under the Original BMO Credit Agreement was increased from an amount not to exceed $27.0 million to an amount not to exceed $33.0 million.  The revolving credit facility under the BMO Credit Agreement continues to include a $3.0 million sub-limit for letters of credit. The proceeds advanced under the BMO Credit Agreement on the Closing Date were used to pay certain fees and expenses related to the negotiation and consummation of Amendment No. 1 and the acquisition described below. Subject to the terms of an the Intercreditor and Subordination Agreement, dated as of April 7, 2015 (the “Intercreditor Agreement”), between BMO and the SL Agent (as defined below), all extensions of credit under the BMO Credit Agreement are collateralized by a first priority security interest in and lien upon substantially all present and future assets and properties of the Borrowers.

The Original BMO Credit was further amended pursuant to Amendment No. 1 to extend the expiration date of the credit facility from February 17, 2017 to April 7, 2018.  The borrowing base continues to be determined by eligible inventory, accounts receivable, machinery and equipment and owned real estate. The  borrowing base under the BMO Credit Agreement is reduced by the outstanding amount of standby and commercial letters of credit.

Borrowings under the BMO Credit Agreement continue to bear interest at a per annum rate equal to, at the Borrower’s option, (a) the Base Rate plus applicable Base Rate Margin, which varies from 0.50% to 1.00% based on average excess availability, or (b) reserve adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin, which varies from 1.50% to 2.00% based on average excess availability. The Base Rate is the greatest of (i) BMO Harris’ prime commercial rate as in effect on such day, (ii) the sum of the Fed Funds rate for such day plus 0.5%, and (iii) the Eurodollar Rate for one month plus 1.50%. The Eurodollar Rate is the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source) with a term equivalent to the applicable one, two, three or six month interest period. An unused commitment fee of 25 basis points per annum is payable quarterly on the average unused amount under the BMO Credit Agreement.

Amendment No. 1 amended the financial covenants (and related definitions) under the Original BMO Credit Agreement with respect to the consolidated fixed charge coverage ratio, maximum annual capital expenditures, minimum consolidated EBITDA and minimum availability and added a leverage ratio covenant.  Amendment No. 1 also amended the Original BMO Credit Agreement to permit the secured second lien credit facility described below.

The BMO Credit Agreement continues to require a lockbox agreement which provides receipts (subject to certain exceptions) to be swept daily to reduce borrowings outstanding. This provision in the BMO Credit Agreement causes the BMO Credit Agreement to be classified as a current liability, per guidance in the Accounting Standards Codification established by the Financial Accounting Standards Board.  The Company does not expect to repay, or be required to repay, within one year, the balance of the BMO Credit Agreement, which will be classified as a current liability. The BMO Credit Agreement does not expire or have a maturity date within one year, but rather has a final expiration date of April 7, 2018.

Second Lien Credit Facility

On April 7, 2015, the Company, Continental Commercial Products, LLC, a Delaware limited liability company, FTW Holdings, Inc., a Delaware corporation, and Fort Wayne Plastics, Inc., an Indiana corporation, as borrowers (the “SL Borrowers”) and 2155735 Ontario Inc., an Ontario corporation, and CCP Canada Inc., an Ontario corporation, as guarantors (the “Guarantors,” together with the SL Borrowers, the “SL Obligors”) entered into a Second Lien Credit and Security Agreement, dated as of April 7, 2015, among the SL Obligors, Victory Park Management, LLC, as Agent (the “SL Agent”), and the lenders party thereto (the “Second Lien Credit Agreement”).

The Second Lien Credit Agreement provides the SL Borrowers with a $24 million term loan.  The proceeds of the term loan were used to pay certain fees and expenses related to the negotiation and consummation of the credit facility and the acquisition described below. Subject to the terms of the Intercreditor Agreement, all extensions of credit under the Second Lien Credit Agreement are collateralized by a second priority security interest in and lien upon substantially all present and future assets and properties of the SL Obligors.

The term loan under the Second Lien Credit Agreement bears interest (i) at a cash interest rate of the LIBOR (One Month) Rate then in effect plus 9.5% per annum and (ii) a PIK interest rate equal to 4.00% per annum.  The expiration date of the credit facility under the Second Lien Credit Agreement is April 7, 2019.

Pursuant to the Second Lien Credit Agreement, the SL Borrowers are to make quarterly amortization payments and annual excess cash flow prepayments equal to 25% of annual excess cash flow.  The Second Lien Credit Agreement includes the following financial covenants: a consolidated fixed charge coverage ratio, a maximum annual capital expenditures, a minimum consolidated EBITDA, a minimum availability under the BMO Credit Agreement and a leverage ratio.

The foregoing description of the BMO Credit Agreement and the Second Lien Credit Agreement are qualified in its entirety by reference to the Original BMO Credit Agreement, a copy of which was filed as Exhibit 10.1 attached to the Form 8-K filed on February 25, 2014 and is incorporated by reference, Amendment No. 1, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference, and the Second Lien Credit Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 7, 2015, Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”) and wholly owned subsidiary of Katy Industries, Inc. (the “Company”), completed the acquisition of substantially all of the  assets and business operations related to the plastics shelving and cabinet business of Centrex Plastics, LLC, an Ohio limited liability company (“Centrex”) and T.R. Plastics, LLC, an Ohio limited liability company (“TR Plastics”) for $23.855 million in cash at closing, plus certain post-closing earnout payments of not less than $2.3 million over three years, as described in the Asset Purchase Agreement dated April 7, 2015 (the “Purchase Agreement”) by and between CCP, Centrex, TR Plastics, and Terrence L. Reinhart, the majority member of Centrex and the sole member of TR Plastics. The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference.

Centrex and TR Plastics together are a specialized custom plastic injection molding manufacturing company focused on the following industries: automotive, heavy truck, consumer goods and packaging.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 in connection with the BMO Credit Agreement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after April 13, 2015, the date this report was required to have been filed.

(b)	Pro forma Financial Information.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after April 13, 2015, the date this report was required to have been filed.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 1 to Credit and Security Agreement dated as of April 7, 2015 among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., FTW Holdings, Inc., Fort Wayne Plastics, Inc. and BMO Harris Bank N.A.

10.2
Second Lien Credit and Security Agreement dated April 7, 2015 among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., 2155735 Ontario Inc., CCP Canada Inc., the lenders party thereto and Victory Park Management, LLC, as Agent.

10.3	Asset Purchase Agreement dated April 7, 2015 among Continental Commercial Products, LLC, Centrex Plastics, LLC, T.R. Plastics, LLC, and Terrence L. Reinhart.

99.1	Press release issued by Katy Industries, Inc., dated April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date: April 10, 2015

Index of Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Credit and Security Agreement dated as of April 7, 2015 among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., FTW Holdings, Inc., Fort Wayne Plastics, Inc. and BMO Harris Bank N.A.

10.2
Second Lien Credit and Security Agreement dated April 7, 2015 among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., 2155735 Ontario Inc., CCP Canada Inc., the lenders party thereto and Victory Park Management, LLC, as Agent.

10.3	Asset Purchase Agreement dated April 7, 2015 among Continental Commercial Products, LLC, Centrex Plastics, LLC, T.R. Plastics, LLC, and Terrence L. Reinhart.

99.1	Press release issued by Katy Industries, Inc., dated April 9, 2015.